EXHIBIT NO. 2.2

                       AGREEMENT AND PLAN OF MERGER AMONG

                              DIGITAL BRIDGE, INC.
                                       AND
                                  N2PLUS, INC.
                                       AND
                CERTAIN OF THE EQUITY HOLDERS OF N2PLUS.COM, INC.

                                 August 31, 2000


                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER ("Agreement") is made and entered into as of August 31, 2000 by and among Digital Bridge, Inc., a Nevada corporation ("DGBI"), N2Plus, Inc., a Delaware corporation (the "Company"), and certain of the holders of the issued and outstanding capital stock of the Company (collectively the "Signatory Equity Holders").

                                    RECITALS

     A. The Company, Signatory Equity Holders and DGBI believe it is in the best interests of each company, that DGBI acquire the Company through the merger of the Company with and into DGBI pursuant to which DGBI shall continue as the surviving corporation.

     B. Pursuant to the Merger, among other things, all of the issued and outstanding shares of capital stock of the Company shall be exchanged and converted into (on a fully-diluted basis counting all Options vested as of the Closing as if exercised on the Closing) an aggregate amount of One Million (1,000,000) shares of DGBI common stock at the closing of the Merger (the "Closing") (such stock to be the "Merger Consideration").

     C. The Company, Signatory Equity Holders and DGBI desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

     "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.



     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

     "Closing"  has  the  meaning  set  forth  in  the  Preface  above.

     "Closing  Date"  has  the  meaning  set  forth  in  Section  2.2  below.

     "Code"  means  the  Internal  Revenue  Code  of  1986,  as  amended.

     "Company"  has  the  meaning  set  forth  in  the  Preface  above.

     "Confidential Information" means any information concerning the businesses and affairs of the Company that is not already generally available to the public.

     "Design Documentation" means all documentation, specifications, manuals, user guides, promotional material, internal notes and memos, technical documentation, drawings, flow-charts, diagrams, source language statements, demo disks, benchmark test results, and other written materials related to, associated with or used or produced in the development of the Software.

     "Disclosure Schedules" or "Schedules of Disclosure" has the meaning set forth in Article 3 below.

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multi-employer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

     "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

     "Financial  Statement"  has  the  meaning  set  forth in Section 3.6 below.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Merger  Consideration"  has  the  meaning  set  forth  in  Section 2.6(b).



     "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations in part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "Knowledge"  means  actual  knowledge  of  the  Person.

     "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Merger  Consideration"  has  the  meaning  set forth in the Preface above.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Securities  Act"  means  the  Securities  Act  of  1933,  as  amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, material men's, and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and
(d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Software" means all software products developed or owned by the Company as of the Closing Date including without limitation those products described in Exhibit A, including all enhancements, versions, releases and updates of such products as of the Closing Date, and any other software products in development by the Company or in which the Company has any interest as of the Closing Date, regardless of the product's stage of development.



     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Trade Secrets" means all licenses, processes, algorithms, formulae, designs, methods, trade secrets, inventions, proprietary or technical information, and data covering or embodied in any software or other assets owned by the Company or used in the conduct of its business.


                                   ARTICLE 2.

                                   THE MERGER

     2.1. The Merger. At the Effective Time (as defined in Section 2.2 below) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law (the "DGCL"), the Nevada Domestic and Foreign Corporations Law (the "NDFC") and/or the Arizona Business Corporations Act (the "Arizona Code"), Company shall be merged with and into DGBI, the separate corporate existence of the Company shall cease and DGBI shall continue as the surviving corporation. DGBI, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

     2.2. Closing; Effective Time. Unless this Agreement is earlier terminated pursuant to Section 10.1 below, the Closing will take place at the offices of DGBI on September 29, 2000, provided that such date may be changed to another place or time as agreed to in writing by DGBI and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing an agreement of merger in the forms required by the DGCL, the NDFC and/or the Arizona Code with the Secretary of State of Nevada, the Secretary of State of Delaware and/or the Arizona Corporation Commission, (collectively, the "Merger Articles"), in accordance with the relevant provisions of applicable law (the later to occur of the time of acceptance by the Secretary of State of Nevada, the Secretary of State of Delaware and/or the Arizona Corporation Commission, of such filing being referred to herein as the "Effective Time").

     2.3. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL and the NDFC. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, assets, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company, if any, at the Effective Time shall become the debts, liabilities and duties of the Surviving Corporation.



     2.4.     Articles  of  Incorporation;  Bylaws.

     (a) At the Effective Time, the Articles of Incorporation of DGBI shall be in the form of Exhibit B hereto until thereafter amended as provided by law and such Articles of Incorporation.

     (b) At the Effective Time, the Bylaws of DGBI shall be in the form of Exhibit C hereto until thereafter amended.

     2.5. Appointment of Officers. Immediately following at the Effective Time, DGBI (Surviving Corporation Board) will appoint Brian Pollack as Chief Technical Officer and Seth Pollack as Vice President of Corporate Development, officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

     2.6.     Effect  of  Merger  on  the  Capital  Stock;  Exercise of Options.

     (a) Exchange of Stock. As of the Effective Time, each share of the Company's common stock, $0.01 par value per share (collectively, the "Company Shares"), that is issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of the Company, or the Signatory Equity Holders, be canceled and extinguished and each Company Share then outstanding shall be exchanged and converted into the right to receive its pro rata portion (on a fully-diluted basis counting all Options vested as of the Closing as if exercised on the Closing) of an aggregate number of One Million (1,000,000) shares of DGBI common stock (the "Merger Consideration"). All such Company Shares, when so exchanged and converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration represented by such certificate upon the surrender of such certificate in accordance with Section 2.7.

     (b) Exercise of Options. On or before the Closing, each holder of a Company stock option ("Option Holder") agrees to exercise such Option for option shares ("Option Shares") and exchange and convert such Option Shares for purposes of receiving the Option Holder's pro rata portion of the Merger Consideration.

     2.7.     Payment  of  Merger  Consideration;  Surrender  of  Certificates.

     (a) Payment of Merger Consideration. As of the Effective Time, DGBI shall deliver to Company to distribute to each of the Company's equity holders his or her pro rata share of the Merger Consideration in accordance with Section 2.6.

     (b) Surrender of Certificates. Delivery of the Merger Consideration shall be effected, and risk of loss and title to the certificates representing outstanding Company Shares (the "Certificates") shall pass only upon delivery at Closing of all of the Certificates to DGBI in accordance with this Section 2.7. Upon surrender of a Certificate to DGBI for cancellation, the holder of such Certificate shall be entitled to receive in exchange therefore the Merger Consideration represented by such Certificate, which Merger Consideration shall be payable in the manner set forth in paragraph (a) of this Section 2.7, and the Certificate so surrendered shall then be canceled.



     2.8 Registration Rights of Merger Consideration. DGBI agrees that the Merger Consideration, and each share of DGBI thereof, shall be entitled to piggy back registration rights in the event that DGBI shall determine to file a registration statement for the public offering and sale any of its securities and/or the securities of its equity shareholders in compliance with the Securities Act of 1933. DGBI will promptly give to each holder of Merger Consideration written notice of the proposed registration and give each such holder an opportunity to request inclusion in such registration and in any underwriting involved therein. All such holders proposing to distribute their securities shall, if requested, enter into an underwriting agreement in customary form, provided that the other shareholders of DGBI, if any, distributing their securities through such underwriting shall also enter into such agreement.

     2.9 Lock-up Agreements. Notwithstanding Section 2.8 above, the Company's equity holders shall be required to execute at or before the Closing lock-up agreements similar to the lock-up agreements executed by the shareholders of 24X7 Development.com, Inc. ("24X7"), which agreement will restrict the number of shares of DGBI Common Stock eligible for sale by the Company's equity holders or the 24X7 shareholders to 10% of their respective holdings of DGBI Common Stock for each ninety (90) day period following the effective date of any registration statement of DGBI which includes as selling shareholders any of the Company's equity holders who elect to piggy-back their shares therewith.

                                   ARTICLE 3.

            REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION

     The Company represents and warrants to DGBI that the statements contained in this Article 3 are true and correct as of the Closing Date except as set forth in the Schedules of Disclosure (the "Schedules of Disclosure," composed of individual "Schedules") attached hereto as Exhibit D. Each of the Signatory Equity Holders represents and warrants to DGBI that the statements contained in Sections 3.23 through 3.25 of this Article 3 are true and correct as of the Closing Date except as set forth in the Schedules of Disclosure.

     3.1. Organization, Qualification, and Corporate Power. The Company is a corporation duly organized, validly existing, and in good standing under the laws of Delaware. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Company has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. The minute books (containing the records of meetings of the stockholders, the board of directors, and the stock record books) are correct and complete. The Company is not in default under or in violation of any provision of its charter or bylaws.

     3.2. Capitalization. The entire authorized capital stock of the Company consists of 40,000,000 common shares and 20,000,000 preferred shares, of which 26,480,295 shares of common stock are issued and outstanding ("Company
       ----------
Shares"), and of which no shares of preferred stock are issued and outstanding. The Company has previously granted stock options for 1,456,774 shares of common
                                                      ---------
stock, which such stock options, are to be exercised on or before the Closing Date. All of the issued and outstanding Company Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Company equity holders as set forth in Schedule 3.2. There are no other outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. There is no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.



     3.3. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the charter or bylaws of the Company or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which of the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Company does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

     3.4. Title to Assets. The Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

     3.5. Subsidiaries. The Company does not have any subsidiary corporations or any investments in other business ventures, and is not a partner or joint venturer in any partnership or joint venture enterprise.

     3.6. Financial Statements. Schedule 3.6 sets forth the following financial statements (collectively the "Financial Statements"): (i) unaudited consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal year ended December 31, 1999 for the Company (the "Most Recent Fiscal Year End") and unaudited balance sheets and statements of income, changes in stockholder equity and cash flows as of and for the fiscal years ended December 31, 1998 and December 31, 1997 for the Company; and (ii) unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the period July 31, 2000 (the "Most Recent Fiscal Month End") for the Company. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods, are correct and complete, and are consistent with the books and records of the Company (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements are subject to normal year end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

     3.7. Events Subsequent to Most Recent Financial Statements. Since the Most Recent Financial Statements, there has not been any adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company. Without limiting the generality of the foregoing, since that date:



     (a) the Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business, except as set forth on the Schedule of Disclosures;

     (b) the Company has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) outside the Ordinary Course of Business, except as set forth on the Schedule of Disclosures;

     (c) the Company has not imposed any Security Interest upon any of its assets, tangible or intangible;

     (d) the Company has not granted any license or sublicense of any rights under or with respect to any Intellectual Property outside the Ordinary Course of Business, except as set forth on the Schedule of Disclosures; or

     (e) there has been no change made or authorized in the charter or bylaws of any of the Company;

     3.8. Undisclosed Liabilities. The Company does not have any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability), except for Liabilities set forth in the Most Recent Financial Statement.

     3.9.    Tax  Matters.

     (a) The Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company (whether or not shown on any Tax Return), if any, have been paid. The Company currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

     (b) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

     (c) The Company has previously made an election (whether valid or invalid) to be treated as an "S" corporation under the Code.

     3.10.   Real  Property.

     (a) The Company does not own and has never owned any real property, and does not have any outstanding options or rights of first refusal to purchase any real property, or any interest therein.



     (b) Schedule 3.10 lists and describes briefly all real property leased or subleased to the Company. The Company has delivered to DGBI correct and complete copies of the leases and/or subleases listed in Schedule 3.10 (as amended to date). With respect to each lease and sublease listed in Schedule 3.10, the lease and/or sublease is terminable prior to the Closing Date and the Company has taken or will take all necessary steps to terminate such lease and/or sublease as of the Closing Date.

     3.11.   Intellectual  Property.

     (a)     To  the  Knowledge  of  the  Company:

     (i) Exhibit A contains a complete and accurate list of the Software, which the Company sells, licenses or otherwise distributes. The Company has good, sole, and marketable right, title, and interest in and to the Software (including the exclusive right to make, copy, sell, exploit, and provide to others the use of the Software and all derivative works thereof) free and clear of any encumbrances and adverse rights of every kind, nature, and description. Except for technology supplied by third party vendors disclosed in Exhibit A, the Software and every portion thereof are an original creation and property of the Company;

     (ii) the Company has obtained no copyrights by registration and has made no application for such copyrights; and

     (iii) the Company has no registered trademarks, trade names, service marks or pending applications to register trademarks, trade names, or service marks, related to the Software or any other products or services sold or licensed by it or which it otherwise uses in the conduct of its business.

     (b) The Company does not own or use any patents or applications for patents that relate to or affect the Software or any other products sold or licensed by it or assets owned by it or used in the conduct of its business;

     (c) The Company has not infringed or misappropriated, and is not infringing or misappropriating, on any United States trademark, service mark, trade name, copyright, patent, or Trade Secret of another Person and there is no claim pending or threatened against the Company with respect to any alleged infringement of any United States trademark, service mark, trade name, copyright, patent, or Trade Secret owned by another Person. The Company and the Signatory Equity Holders have no Knowledge that any Person is infringing on any trademark, service mark, trade name, copyright, patent, or Trade Secret of the Company.

     3.12. Tangible Assets. The Company owns or leases the equipment, and other tangible assets necessary for the conduct of the business as set forth in the Financial Statements.

     3.13    Inventory.  The  Company  does  not  maintain  any  inventory.

     3.14. Contracts. Schedule 3.14 lists the following contracts and other agreements to which the Company is a party:

     (a) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $5,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;



     (b) any agreement with any of the Signatory Equity Holders and their Affiliates;

     (c) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

     (d) any agreement for the employment of any individual on a full time, part time, consulting, or other basis providing annual compensation in excess of $25,000 or providing severance benefits;

     (e) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business; or

     (f) any third party agreement under which the consequences of a default or termination could have an adverse effect on the business, financial condition, operations, results of operations, or future prospects of any of the Company.

     3.15. Notes and Accounts Receivable. All notes and accounts receivable of the Company are reflected properly on the Most Recent Financial Statements, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the Most Recent Financial Statements as adjusted for the passage of time in accordance with the past custom and practice of the Company.

     3.16.   Litigation.  To  each  of  the  Company's  and the Signatory Equity
Holders' Knowledge, the Company (i) is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge, or (ii) is not a party, or is threatened to be made a party, to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

     3.17. Product Warranty. Each Software product manufactured, licensed, transferred or delivered by the Company has been in conformity with all applicable contractual commitments and all express and implied warranties.

     3.18. Employee Benefits. The Company has no Employee Benefit Plans that the Company maintains or to which the Company contributes, other than Stock Option agreements granted by the Company and described in Section 3.2.

     3.19. Guaranties. The Company is not a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

     3.20. Environmental, Health, and Safety Matters. The Company has complied and is in compliance with all Environmental, Health, and Safety Requirements.

     3.21. Brokers, Finders and Agents. Except as set forth on Schedule 3.21, the Company has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     3.22. Hart Scott Rodino Act. With respect to the transactions contemplated by this Agreement and for purposes of compliance with the requirements of the Hart Scott Rodino Act, the acquired person is not engaged in manufacturing and does not have $10 million or more in assets or $100 million or more in annual net sales as the foregoing terms are defined in the Hart-Scott-Rodino Act and the rules promulgated thereunder.



     3.23.   Disclosure.  The  representations  and warranties contained in this
Article 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article 3 not misleading.

     3.24. Legal Capacity and Due Execution. Each of the Signatory Equity Holders has all requisite legal capacity to enter into this Agreement and perform his or her obligations hereunder. This Agreement has been duly and validly executed and delivered by the Signatory Equity Holders and is a valid and binding obligation of Signatory Equity Holders enforceable against each of them in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or by equitable principles relating to or limiting creditor's rights generally.

     3.25. Capital Stock Ownership. All of the Company Shares are owned by the Signatory Equity Holders and held free and clear of any liens, encumbrances and obligations. The Company equity holders are set forth in Schedule 3.2.

                                   ARTICLE 4.

                     REPRESENTATIONS AND WARRANTIES OF DGBI

     DGBI represents and warrants to the Company and Signatory Equity Holders that the statements contained in this Article 4 are true and correct as of the Closing Date.

     4.1. Organization of DGBI. DGBI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. DGBI is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. DGBI has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. DGBI is not in default under or in violation of any provision of its charter or bylaws.

     4.2. Authorization of Transaction. DGBI has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of DGBI, enforceable in accordance with its terms and conditions. DGBI does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

     4.3. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either DGBI is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which DGBI is a party or by which it is bound or to which any of its assets is subject, which (in either case of clause A or clause B), would have a material adverse effect upon the transactions contemplated by this Agreement.

     4.4. Title to Assets. DGBI has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business.



     4.5.    Tax  Matters.

     (a) DGBI has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by DGBI (whether or not shown on any Tax Return), if any, have been paid. DGBI currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where DGBI does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of DGBI that arose in connection with any failure (or alleged failure) to pay any Tax.

     (b) DGBI has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

     4.6.    Intellectual  Property.  To  the  Knowledge  of  DGBI:

     (a) DGBI has good, sole, and marketable right, title, and interest in and to the technology and products it markets (including the exclusive right to make, copy, sell, exploit, and provide to others the use of the technology and products and all derivative works thereof) free and clear of any encumbrances and adverse rights of every kind, nature, and description. Except for technology supplied by third party vendors, the technology and products and every portion thereof are an original creation and property of the Company;

     (b) DGBI has not infringed or misappropriated, and is not infringing or misappropriating, on any United States trademark, service mark, trade name, copyright, patent, or Trade Secret of another Person and there is no claim pending or threatened against DGBI with respect to any alleged infringement of any United States trademark, service mark, trade name, copyright, patent, or Trade Secret owned by another Person. DGBI has no Knowledge that any Person is infringing on any trademark, service mark, trade name, copyright, patent, or Trade Secret of DGBI.

     4.7. Litigation. To DGBI's Knowledge, DGBI (i) is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge, or (ii) is not a party, or is threatened to be made a party, to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

     4.8.    Disclosure.  The  representations  and warranties contained in this
Article 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article 4 not misleading.

     4.9. Brokers' Fees. DGBI has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.



                                   ARTICLE 5.

                              PRE-CLOSING COVENANTS

     The parties to this Agreement agree as follows with respect to the period, if any, between the execution of this Agreement and the Closing Date.

     5.1. General. Each of the parties will use his or its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction of the closing conditions set forth in Article 7 below).

     5.2. Operation of Business. The Company will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business.

     5.3. Preservation of Business. The Company will keep its business substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

     5.4. Full Access. The Company will permit representatives of DGBI to have full access to all premises, properties, personnel, books, records (including Company Tax records), contracts, and documents of or pertaining to the Company.

     5.5. Notice of Developments. The Company will give prompt written notice to DGBI of any material adverse development causing a breach of any of the representations and warranties in Article 3 above. DGBI will give prompt written notice to the Company of any material adverse development causing a breach of any of the representations and warranties in Article 4 above. No disclosure by any party pursuant to this Section 5.5, however, shall be deemed to amend or supplement the Schedules of Disclosure or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

                                   ARTICLE 6.

                             POST CLOSING COVENANTS

     The parties agree as follows with respect to the period following the Closing.

     6.1. General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefore under Article 8 below).

     6.2. Confidentiality. Each of Signatory Equity Holders and the Company will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to DGBI or destroy, at the request and option of DGBI, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. The foregoing provisions shall not apply to any Confidential Information, which is generally available to the public immediately prior to the time of disclosure.

     6.3 Collection of Accounts Receivable. DGBI and the Signatory Equity Holders agree that they will cooperate in making commercially reasonable efforts to collect Company's accounts receivable.



                                   ARTICLE 7.

                        CONDITIONS TO OBLIGATION TO CLOSE

     7.1. Conditions to Obligation of DGBI. The obligation of DGBI to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

     (a) Representations True at Closing. The representations and warranties set forth in Article 3 above shall be true and correct in all material respects at and as of the Closing Date;

     (b) Covenants Performed. Each of the Signatory Equity Holders and the Company shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

     (c) No Litigation. No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. Excepted from this paragraph is a lawsuit currently pending against Online Television Network Services which company is being acquired by DGBI at about the same time this transaction is scheduled to close. The lawsuit is styled Jonathan Neil & Associates, Inc. (plaintiff) v. Online Television Network Services aka Online Television Network Services, Inc. dba OTVNET (defendant), Case. No. 00K6802, pending in the Los Angeles County Municipal Court (Limited Jurisdiction), claiming damages of $25,569.32 plus pre-judgment interest, attorney's fees and costs, for breach of contract related to headhunting services allegedly supplied to defendant.

     (d) Closing Certificate. The Company shall have delivered to DGBI a certificate to the effect that each of the conditions specified above in Section
7.1  is  satisfied  in  all  respects;

     (e) Delivery of Certificates. The Company will surrender to DGBI at the Closing any and all original Certificates;

     (f) Employment Agreements. Each of the Signature Equity Holders shall have accepted an employment offer letter and/or entered into an Employment Agreement with DGBI in the form attached hereto as Exhibit E;

     (g) Company Equity Holder Approval. The Signatory Equity Holders shall have approved this Agreement and the Merger and the transactions contemplated thereby;

     (h) Director Approval. The Company directors shall have unanimously approved this Agreement and the Merger and the transactions contemplated thereby;

     (i) General Satisfaction of Closing Conditions. All actions to be taken by Company in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to DGBI.



     7.2. Conditions to Obligation of Signatory Equity Holders and the Company. The obligation of Signatory Equity Holders and the Company to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

     (a) Representations True at Closing. The representations and warranties set forth in Article 4 above shall be true and correct in all material respects at and as of the Closing Date;

     (b) Performance of Covenants. DGBI shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

     (c) No Litigation. No action, suit, or proceeding shall be pending or threatened before any court or quasi judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator;

     (d) Closing Certificate. DGBI shall have delivered to the Company a certificate to the effect that each of the conditions specified above in Section
7.2  is  satisfied  in  all  respects;

     (e) Delivery of Certificates. DGBI will deliver to the Company and the Company equity holders at the Closing the respective certificates representing the shares of DGBI stock to which they are entitled.

     (f) Director Approval. The DGBI directors shall have unanimously approved this Agreement and the Merger and the transactions contemplated thereby;

     (g) General Satisfaction of Closing Conditions. All actions to be taken by DGBI in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Signatory Equity Holders and the Company.



                                   ARTICLE 8.

                            INDEMNIFICATION REMEDIES

     8.1. Indemnification Provisions for Benefit of DGBI. In the event the Company or Signatory Equity Holders breaches (or in the event any third party alleges facts that, if true, would mean either the Company or Signatory Equity Holders has breached) any of its respective representations, warranties, and covenants contained herein (including without limitation the representations and warranties set forth in Article 3 and the covenants set forth in Articles 5 and 6 and Section 12) and, provided that DGBI makes a written claim for indemnification against either the Company or Signatory Equity Holders pursuant to Section 12.7 below, then each of the Signatory Equity Holders and the Company jointly and severally agree to indemnify DGBI from and against the entirety of any Adverse Consequences DGBI may suffer through and after the date of the claim for indemnification (including any Adverse Consequences DGBI may suffer after the end of the survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

     8.2. Indemnification Provisions for Benefit of Signatory Equity Holders. In the event DGBI breaches (or in the event any third party alleges facts that, if true, would mean DGBI has breached) any of its representations, warranties, and covenants contained herein, and provided that the Company or the Signatory Equity Holders make a written claim for indemnification against DGBI pursuant to Section 12.7 below, then DGBI agrees to indemnify the Company and Signatory Equity Holders from and against the entirety of any Adverse Consequences the Company and/or the Signatory Equity Holders may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

     8.3.    Matters  Involving  Third  Parties.

     (a) If any third party shall notify any party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other party (the "Indemnifying Party") under this Article 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

     (b) Any Indemnifying Party will have the obligation to defend the Indemnified Party against the Third Party Claim with counsel of its choice so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, and (iii) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

     (c) If the Indemnifying Party is not conducting the defense of the Third Party Claim in accordance with Section 8.4 (b) above, (i) the Indemnified Party may retain separate co-counsel at the Indemnifying Party's cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party.

     (d) In the event any of the conditions in Section 8.4 (b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article 8.

     8.4. Limits on Indemnification Obligations. Notwithstanding anything in this Article 8 to the contrary, in no event shall the liability of Signatory Equity Holders and Company, on the one hand, and DGBI, on the other hand, exceed the value of the Merger Consideration set forth in Section 2.7 hereof.

     8.5. Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any party may have with respect to the Company, Signatory Equity Holders or DGBI, or the transactions contemplated by this Agreement; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL ANY PARTY BE LIABLE FOR
SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH ANY CLAIMS, LOSSES, DAMAGES, OR INJURIES ARISING OUT OF THE CONDUCT OF THE PARTIES PURSUANT TO THIS AGREEMENT.



                                   ARTICLE 9.

                                   TAX MATTERS

     The following provisions shall govern the allocation of responsibility as between DGBI, Company and the Signatory Equity Holders for certain tax matters following the Closing Date:

     9.1. Tax Periods Ending on or Before the Closing Date. Signatory Equity Holders shall prepare or cause to be prepared and file or cause to be filed at its sole expense and cost all Tax Returns for the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date.

     9.2. Tax Periods Beginning and Ending After the Closing Date. DGBI shall prepare or cause to be prepared and file or cause to be filed at its sole expense and cost any Tax Returns of the Company for Tax periods which begin on the Closing Date and end after the Closing Date.

     9.3. Cooperation on Tax Matters. DGBI and the Signatory Equity Holders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

                                   ARTICLE 10.

                                   TERMINATION

     10.1. Termination of Agreement. The parties may terminate this Agreement as provided below:

     (a) DGBI may terminate this Agreement by giving written notice to the Company at any time prior to the Closing (i) in the event any of Signatory Equity Holders or the Company has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, DGBI has notified the Company of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (ii) if the Closing shall not have occurred on or before September 29, 2000, by reason of the failure of any condition precedent under Section 7.1 hereof (unless the failure results primarily from DGBI itself breaching any representation, warranty, or covenant contained in this Agreement); and

     (b) Signatory Equity Holders or the Company may each terminate this Agreement by giving written notice to DGBI at any time prior to the Closing (i) in the event DGBI has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Signatory Equity Holders or the Company have notified DGBI of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or
(ii) if the Closing shall not have occurred on or before September 29, 2000, by reason of the failure of any condition precedent under Section 7.2 hereof (unless the failure results primarily from any of Signatory Equity Holders or the Company itself breaching any representation, warranty, or covenant contained in this Agreement).



     10.2. Effect of Termination. If any party terminates this Agreement pursuant to Section 10.1 above, all rights and obligations of the parties hereunder shall terminate without any Liability of any party to any other party (except for any Liability of any party then in breach); provided, however, that notwithstanding anything to the contrary in this Agreement or otherwise, the provisions of Section 6.2 of the Agreement shall survive any termination of this Agreement.

                                   ARTICLE 11.

                                    DISPUTES

     11.1. Amicable Resolution. The parties mutually desire that friendly collaboration will develop between them. Accordingly, they shall try to resolve in a friendly manner all disagreements and misunderstandings connected with their respective rights and obligations under this Agreement, including any amendments hereof.

     11.2. Mediation and Alternative Dispute Resolution. To the extent that any misunderstanding or dispute cannot be resolved agreeably in a friendly manner, the dispute will be mediated by a mutually acceptable mediator to be chosen by DGBI and Signatory Equity Holders within forty-five (45) days after written notice by one of the parties demanding mediation. Neither party may unreasonably withhold consent to the selection of a mediator, however, by mutual agreement DGBI and Signatory Equity Holders may postpone mediation until each has completed specified but limited discovery with respect to a dispute. The parties may also agree to attempt some other form of alternative dispute resolution ("ADR") in lieu of mediation, including by way of example and without limitation neutral fact-finding or a mini-trial. Any dispute which the parties cannot resolve through negotiation, mediation or other form of ADR within six months of the date of the initial demand for it by one of the parties may then be submitted to the courts within Nevada for resolution. The use of any ADR procedures will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of either party. Nothing in this
Article  11  will prevent either party from resorting to judicial proceedings if
(i) good faith efforts to resolve the dispute under these procedures have been unsuccessful or (ii) interim relief from a court is necessary to prevent serious and irreparable injury to one party or to others.

     11.3. Costs. Each of DGBI and the Signature Equity Holders shall bear its costs of mediation, provided that DGBI and the Signatory Equity Holders agree to share the costs of the mediator equally.

                                   ARTICLE 12.

                                  MISCELLANEOUS

     12.1. Press Releases and Public Announcements. No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of DGBI and Signatory Equity Holders; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing party will use its best efforts to advise the other parties prior to making the disclosure).

     12.2. No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties herein and their respective successors and permitted assigns.



     12.3. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

     12.4. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of DGBI and Signatory Equity Holders.

     12.5. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     12.6. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     12.7. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If  to  DGBI:                                Copy  to:
Digital  Bridge,  Inc.                       David  E.  Wise,  Esq.
1860  El  Camino  Real,  Suite  100          1600  Glorietta  Blvd.
Burlingame,  CA  94010                       Coronado,  CA  92118
Attention:  Aaron  Lang,  President

If  to  Signatory  Equity
Holders  or  Company:                        Copy  to:
Seth  Pollack                                Robert  W.  Dunaway,  Esq.
17223  N.  Fairway  Ct.                      Technology  Law  Center,  LLC
Glendale,  AZ  85308                         4350  E.  Camelback Road, Ste. B200
                                             Phoenix,  AZ  85018

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

     12.8. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

     12.9. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by DGBI, the Company, and the Signatory Equity Holders. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     12.10. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.



     12.11. Expenses. Each of the parties will bear his or its own costs and expenses including, without limitation, legal fees, auditors fees, investment banker fees and similar costs incurred in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated herein are consummated.

     12.12. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

     12.13. Incorporation of Exhibits, and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     12.14. Specific Performance. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

     12.15. Submission to Jurisdiction. Each of the parties submits to the jurisdiction of any state or federal court sitting in Reno, Nevada, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court.

     12.16. Attorneys' Fees. If any legal proceeding or other action relating to this Agreement is brought or otherwise initiated, the prevailing party shall be entitled to recover reasonable attorney's fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


DGBI:

DIGITAL  BRIDGE,  INC.,
A  Nevada  corporation

By:  /s/  Aaron  C.  Lang
   ----------------------

Name:  Aaron  C.  Lang
     -----------------

Title:  President

COMPANY:

N2PLUS,  INC.,
A  Delaware  corporation

By:  /s/    Brian  Pollack
   -----------------------

Name:  Brian  Pollack
     ----------------

Title:  Chief  Executive  Officer


SIGNATORY  EQUITY  HOLDERS:

By:  /s/  Seth  Pollack
   --------------------

Seth  Pollack

Company  Shares  Owned:  5,920,559

By:  /s/  Brian  Pollack
   ---------------------

Brian  Pollack

Company  Shares  Owned:   13,814,638




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